CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-273316 on Form S-6 of our report dated August 7, 2023, relating to the financial statement of FT 10932, comprising Sabrient Small Cap Growth Portfolio, Series 39, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 7, 2023